UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14. 2013

United Parcel Service, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 828-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2013, John Thompson notified the Board of Directors (the “Board”) of United Parcel Service, Inc. (the “Company”) that he will not stand for re-election as a director of the Company. Mr. Thompson will continue to serve as a director until his term expires at the annual meeting of shareowners to be held on May 2, 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 14, 2013, the Board of Directors (the “Board”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Committee”), approved the amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”).  The Bylaws were amended to increase the Board’s future flexibility when it periodically evaluates the Board’s leadership structure by:  (1) deleting the presumption in Article V, Section 7 that the Chairman of the Board “shall be the chief executive officer of the Corporation;” (2) providing in Article V, Section 7 that if the Chairman of the Board is unavailable, the Board may designate “another director” to act as the Chairman’s replacement instead of specifying a list of individuals that included corporate officers; (3) deleting the presumption that the President will preside over meetings of the Board of Directors and meetings of shareowners in the absence of the Chairman of the Board or Vice Chairman; (4) including the position of Chief Executive Officer in the list of officers in Article V; and (5) including conforming references to the Chief Executive Officer throughout the Bylaws.

These amendments, which affect Article II, Section 7; Article III, Sections 7, 8 and 10; Article IV, Section 4; Article V; and Article VI, Sections 4 and 6 of the Bylaws, took effect upon adoption.

The foregoing description of the Bylaw amendments is qualified in its entirety by reference to the Bylaws and a copy marked to show changes to the Bylaws, which are attached hereto as Exhibits 3.1 and 3.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1       Amended and Restated Bylaws of United Parcel Service, Inc. (February 14, 2012)

3.2       Marked Amended and Restated Bylaws of United Parcel Service, Inc.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.

Date: February 19, 2013	By:	/s/ Teri P. McClure
		Name:	Teri P. McClure
		Title:	Senior Vice President, General Counsel & Corporate Secretary

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